THE FBR FAMILY OF FUNDS
                                     FORM OF

                            SELECTED DEALER AGREEMENT

         AGREEMENT made this ____________ day of ________, 19____, between Friedman, Billings, Ramsey & Co., Inc., a corporation organized under the laws of the State of _________ with its principal place of business at Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209 and __________________________________, a member of the National Association of
Securities Dealers, Inc. ("Dealer").

         WHEREAS, Friedman, Billings, Ramsey & Co., Inc. serves as the principal underwriter (the "Distributor") for current and future series (each a "Fund" and collectively the "Funds") of The FBR Family of Funds (the "Trust") pursuant to a distribution agreement (the "Distribution Agreement") and, as described in the Funds' Prospectus, may subcontract any or all of its functions to one or more qualified sub-transfer agents or processing agents; and

         WHEREAS, the Distributor and Dealer, acting as a Selected Dealer as described in the Funds' Prospectuses, desire to document their procedures regarding the purchase, redemption and transfer of Fund shares;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other valuable consideration, the Distributor and Dealer agree as follows:

         SECTION 1.  SERVICES; COMPENSATION

         Dealer shall perform some or all of the services described in Exhibit A hereto (the "Services") in connection with its purchase and redemption of shares of the Funds at the direction of, and as agent for, its customers. Dealer will bear all expenses incurred by it or its agents in performing the Services. Dealer shall receive no consideration under this agreement in consideration of these Services. Dealer shall act only as agent for its customers in all purchase and redemption transactions and in furnishing information regarding the Trust, the Funds or the Trust shares and shall not act as agent for the Trust.

         SECTION 2.  RECORDKEEPING

         Dealer represents to the Distributor and to the Trust that it will comply with all recordkeeping, reporting, account maintenance and other requirements imposed upon Dealer or the Trust by applicable state and Federal laws. Dealer also represents that to the extent required by the Internal Revenue Code of 1986 and applicable Internal Revenue Service regulation


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it will (i) obtain and maintain for each customer for which Dealer  maintains an account and, unless otherwise agreed to, for each customer to whom Dealer otherwise provides service, a certified taxpayer identification number and (ii) prepare and distribute all Form 1099s and Individual Retirement Account reporting forms to each of Dealer's or its affiliates' customers who hold Fund shares in "street name" or through an omnibus account with the Trust's transfer agent.

         SECTION 3.  PURCHASE AND REDEMPTION ORDERS

         Dealer shall purchase (with funds to be subsequently delivered as provided in Section 4) and redeem (which for purposes hereof includes exchange) shares of a Fund by written, including facsimile, or oral order ("Orders") for the account of Dealer or Dealer's various customers, whether the records of the customers' holdings of Fund shares are maintained by the Trust's transfer agent or by Dealer on behalf of the customers. Dealer represents that it will have appropriate power to transmit Orders on behalf of its customers. Upon the Trust's request, to the extent necessary for the parties to comply with applicable securities laws and not inconsistent with Dealer's agreement with its customers, Dealer shall provide a list of all Trust shareholder accounts maintained by Dealer, showing each account name, address and share holding. Dealer shall provide the Trust with such other information as the Trust may reasonably request concerning the location (by state) of accounts to which shares are sold and the amounts thereof.

         SECTION 4.  ORDER PRICING; DELIVERY OF FUNDS; DIVIDENDS

         (a) All Orders will be priced at and effected immediately after the next determined net asset value of the applicable Fund after receipt of the Order by the Trust's transfer agent in proper form and, if necessary, confirmation of the Order. Orders may be confirmed by telephone call or otherwise as the Trust's transfer agent deems appropriate.

         (b) With respect to each purchase Order, Dealer shall deliver funds on deposit at a Federal Reserve Bank ("Fed Funds") by wire or otherwise to the applicable Fund's account as designated in the Fund's Prospectus or, as may be agreed to by the Trust's transfer agent, Dealer and the Trust. Proceeds of any redemption Order will be delivered by the Trust's transfer agent (i) to Dealer to the account listed on Exhibit B or such other account as Dealer may designate in writing (the "Account") on the day a redemption Order is effected or (ii) to a shareholder of a Fund in accordance with the procedures contained in the Fund's Prospectus.

         (c) Shares of a Fund purchased by Order will become eligible to receive dividends on the day that the Order is priced


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

(in accordance with Section 4(a) or, if applicable, Section 5(c)) so long as the Trust's transfer agent, on behalf of the Trust, has received Fed Funds form Dealer by 4:00 p.m., Eastern Time, on that day.

         SECTION 5.  DELAYED PAYMENTS

         (a) If the Trust's transfer agent, on behalf of the Trust, does not receive a wire by the times indicated in Section 4 due to errors made by Dealer or any of its affiliates or agents, Dealer will pay the Trust's transfer agent a fee based on and in the same amount as any overdraft fees and interest charges incurred by the Trust's transfer agent or the Trust with respect to the transaction. If the Trust's transfer agent does not receive payment for shares purchased on the same day as an Order, the Trust's transfer agent and the Distributor reserve the right, without notice, either to cancel the sale or to sell the shares purchased back to the Trust, and in either case, Dealer shall be responsible for any loss, including loss of profit, suffered by the Trust's transfer agent, the Distributor or the Trust resulting from Dealer's failure to make payment.

         (b) If Dealer does not receive redemption proceeds by the time indicated in the then current Prospectus of the Trust, due to errors made by the Trust's transfer agent, the Trust or the Trust's custodian (acting in that capacity) or any of the Trust's transfer agent's affiliates or agents, the Distributor will pay Dealer an amount equal to any overdraft fees and interest charges that would be incurred by the Trust for an equivalent overdraft at its custodian.

         (c) If Dealer delivers Fed Funds with respect to an Order but fails to notify the Trust's transfer agent of the Order prior to the time at which the Order would be priced (had the Order been placed at the time of receipt of the funds), the purchase will be priced at the net asset value determined on the Fund Business Day (as defined in the applicable Prospectus) after the day the funds are received.

         SECTION 6.  INFORMATION PERTAINING TO THE SHARES

         (a) Dealer and its officers, employees and agents are not authorized to make any representations concerning the Trust, the Funds or the Trust shares except accurate communication of factual information contained in the then-current prospectus and statement of additional information of the Trust and in such printed information subsequently issued by the trust or the Distributor as information supplemental to the prospectus and statement of additional information.

         (b) Dealer will not offer or sell any of the shares except under circumstances that will result in compliance with the


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

applicable Federal and state securities laws, including any applicable requirements to deliver confirmations to its customers. In connection with sales and offers to sell shares, Dealer will furnish to each person to whom any such sale or offer is made, a copy of the Fund's then current prospectus. The Distributor shall advise Dealer as to the states or other jurisdictions in which shares of the Fund have been qualified for sale under, or are exempt from the requirements of the respective securities laws of such states and jurisdictions.

         (c) The Distributor shall be under no liability to Dealer except for lack of good faith and for obligations expressly assumed by The Distributor herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any securities to waive compliance with any provision of the Securities Act of 1933, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

         SECTION 7.  CERTIFICATION

         The person signing below on behalf of Dealer certifies that he has been duly elected, is now legally holding the offices indicated and is authorized to execute this Agreement. He further certifies that Dealer is duly organized and existing and has the power to take the actions referred to herein. He certifies and agrees that the certifications and authorizations described in this Agreement will continue in effect until the Distributor and the Trust's transfer agent receive actual written notice of any change thereof.

         SECTION 8.  MISCELLANEOUS

         (a) This Agreement shall be construed in accordance with the laws of the State of Delaware.

         (b) This Agreement may be amended in writing at any time by the parties hereto. In addition, this Agreement may be amended by the Distributor from time to time by the following procedure in order to enable the Trust, the Distributor or the Trust's transfer agent to comply with any regulatory requirements or policy positions which may be imposed or adopted in the future by any governmental authority with jurisdiction over the Trust, the Distributor or the Trust's transfer agent. The Distributor will mail a copy of the amendment to Dealer at the address listed above or such other address as Dealer shall in writing provide to the Distributor. The amendment will be effective immediately upon its being sent.


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

         (c) This Agreement will terminate automatically upon the termination of either of the Transfer Agent Agreement or the Distribution Agreement. This
Agreement may be terminated at any time by any party hereto without cause by giving the other parties at least sixty (60) days' written notice of its intention to terminate.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                       _______________________________________
                                       By:
                                       _______________________________________
                                       Name:
                                       _______________________________________
                                       Title:

                                       Friedman, Billings, Ramsey & Co., Inc.
                                       _______________________________________
                                       By:
                                       _______________________________________
                                       Name:
                                       _______________________________________
                                       Title:


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

                             THE FBR FAMILY OF FUNDS
                            SELECTED DEALER AGREEMENT
                                    Exhibit A

                           SERVICE PERFORMED BY DEALER

a. Maintain customer account detail for shares held for customers.

b.       Issue and deliver periodic statements to customers.

c. Receive from the Trust and break down and remit to customers monies associated with their redemption of Trust shares.

d. Answer customer inquiries regarding account status and history.

e. Fill customer requests for prospectuses and statements of additional information.

f.       Receive and process customer registration forms.

g. Receive records regarding the services to be performed, as required by applicable law and regulations.

h. For any omnibus or similar account maintained with the Trust's transfer agent, perform all subaccounting for subaccounts, including:

          (i) Break down daily dividend accruals and apply them to customer account records.

         (ii) Receive, break down and pay or, at customer's direction, consolidate and reinvest customer dividends on payment dates.

         (iii) Maintain all proof procedures between customer subaccounts and the central account with the Trust.

          (iv) Perform all special mailings to customers required by the Trust, such as annual prospectus mailings, proxy solicitations, and semi-annual and annual reports.


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

                             THE FBR FAMILY OF FUNDS
                            SELECTED DEALER AGREEMENT
                                    Exhibit B

                              WIRE RECEIPT ACCOUNT

Name of Bank     ______________________________________________________________

Street Address   ______________________________________________________________

City/State/Zip   ______________________________________________________________

ABA Routing No.  ______________________________________________________________

Account No.      ______________________________________________________________

Title of Account ______________________________________________________________

Instructions     ______________________________________________________________

                 ______________________________________________________________

                 ______________________________________________________________

                 ______________________________________________________________


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